                                                                     EXHIBIT 23

           Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2006 relating to the financial statements, which appear in Pruco Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP New York,
New York

April 20, 2007